Exhibit 99.1

Solaris Oilfield Infrastructure Announces First Quarter 2021 Results

First Quarter 2021 Highlights

●	Net loss of $1.9 million, or $(0.04) per diluted Class A share, for the quarter ended March 31, 2021; Adjusted pro forma net loss of $1.6 million, or $(0.04) per diluted share for the quarter ended March 31, 2021 (see below for a reconciliation of Adjusted pro forma net income to net income attributable to Solaris)

●	Adjusted EBITDA of $6.1 million for the quarter ended March 31, 2021

●	Net cash provided by operating activities of $2.8 million for the quarter ended March 31, 2021

●     Positive free cash flow of $0.1 million for the quarter ended March 31, 2021

●	Paid a regular quarterly dividend of $0.105 per share on March 25, 2021

HOUSTON, May 3, 2021 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the first quarter 2021.

Operational Update and Outlook

During the first quarter of 2021, an average of 52 mobile proppant management systems were fully utilized, which was a 24% increase versus the fourth quarter of 2020. The sequential increase in first quarter 2021 was primarily driven by an increase in completions activity across the Lower 48. The winter storm that disrupted much of Texas-based activity in February had minimal impact on the number of fully utilized systems in the quarter, but had a transitory impact on revenue and gross profit per system.

“The Solaris team executed strongly and safely as activity continued to recover during the first quarter,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “We are excited about the interest level in our recently announced new technology developments and look forward to sharing additional technology introductions as the year unfolds. As always, we are committed to preserving our balance sheet strength and maximizing both cash flow and returns on capital as we continue to help our customers drive efficiencies through new technology.”

First Quarter 2021 Financial Review

Solaris reported net loss of $1.9 million, or $(0.04) per diluted Class A share, for first quarter 2021, compared to first quarter 2020 net loss of $33.2 million, or $(0.65) per diluted Class A share. Adjusted pro forma net loss for first quarter 2021 was $1.6 million, or $(0.04) per fully diluted share, compared to first quater 2020 adjusted pro forma net income of $7.7 million, or $0.17 per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $28.7 million for first quarter 2021, which were up 13% from fourth quarter 2020 and down 40% compared to first quarter 2020.

Adjusted EBITDA for first quarter 2021 was $6.1 million, compared to fourth quarter 2020 Adjusted EBITDA of $4.9 million and $18.0 million in first quarter 2020. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the first quarter 2021 were $2.6 million compared to capital expenditures of $1.8 million during fourth quarter 2020. The Company expects capital expenditures for the full year 2021 to be between $10.0 and $15.0 million compared to the prior guidance of $5.0 and $10.0 million. The increase is primarily driven by incremental investments in new technology.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during first quarter 2021 was $0.1 million, which represented the ninth consecutive quarter of positive free cash flow for the Company.

As of March 31, 2021, the Company had approximately $55.1 million of cash on the balance sheet, which reflects about $1.23 per fully diluted share of available cash. The Company’s credit facility remains undrawn, and total liquidity, including availability under the credit facility, was $90.1 million as of the end of the first quarter 2021.

Shareholder Returns

On March 5, 2021, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on March 25, 2021 to holders of record as of March 15, 2021. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 10 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $78 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its first quarter 2021 results on Tuesday, May 4, 2021 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10153784. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Revenue
System rental	$13,648	$26,059	$11,451
System services	14,710	20,957	13,394
Transloading services	114	465	211
Inventory software services	197	349	220
Total revenue	28,669	47,830	25,276
Operating costs and expenses
Cost of system rental (excluding depreciation and amortization)	1,608	2,013	1,483
Cost of system services (excluding depreciation and amortization)	17,252	24,130	15,498
Cost of transloading services (excluding depreciation and amortization)	244	337	257
Cost of inventory software services (excluding depreciation and amortization)	102	145	92
Depreciation and amortization	6,693	7,114	6,643
Selling, general and administrative (excluding depreciation and amortization)	4,606	4,406	4,269
Impairment loss	—	47,828	—
Other operating expenses (1)	253	1,198	453
Total operating costs and expenses	30,758	87,171	28,695
Operating income (loss)	(2,089)	(39,341)	(3,419)
Interest income (expense), net	(49)	111	(198)
Total other income (expense)	(49)	111	(198)
Income (loss) before income tax expense	(2,138)	(39,230)	(3,617)
Provision (benefit) for income taxes	(213)	(6,078)	(776)
Net income (loss)	(1,925)	(33,152)	(2,841)
Less: net (income) loss related to non-controlling interests	756	14,071	1,405
Net income (loss) attributable to Solaris	$(1,169)	$(19,081)	$(1,436)

Earnings per share of Class A common stock - basic	$(0.04)	$(0.65)	$(0.06)
Earnings per share of Class A common stock - diluted	$(0.04)	$(0.65)	$(0.06)

Basic weighted average shares of Class A common stock outstanding	29,957	29,312	28,944
Diluted weighted average shares of Class A common stock outstanding	29,957	29,312	28,944

1)	Other operating expenses are primarily related to credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$55,060	$60,366
Accounts receivable, net of allowances for credit lossesof $754 and $1,099, respectively	21,421	18,243
Prepaid expenses and other current assets	1,934	2,169
Inventories	1,509	954
Total current assets	79,924	81,732
Property, plant and equipment, net	242,413	245,884
Non-current inventories	2,994	3,318
Operating lease right-of-use assets	4,579	4,708
Goodwill	13,004	13,004
Intangible assets, net	2,787	2,982
Deferred tax assets	63,734	59,805
Other assets	422	463
Total assets	$409,857	$411,896
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,869	$6,863
Accrued liabilities	7,551	11,986
Current portion of payables related to Tax Receivable Agreement	606	606
Current portion of lease liabilities	662	647
Current portion of finance lease liabilities	30	30
Other current liabilities	75	75
Total current liabilities	20,793	20,207
Lease liabilities, net of current	7,288	7,419
Finance lease liabilities, net of current	93	100
Payables related to Tax Receivable Agreement	72,908	68,097
Other long-term liabilities	591	594
Total liabilities	101,673	96,417
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 30,978 shares issued and outstanding as of March 31, 2021 and 28,943 shares issued and outstanding as of December 31, 2020	310	290
Class B common stock, $0.00 par value, 180,000 shares authorized, 13,820 shares issued and outstanding as of March 31, 2021 and 15,685 issued and outstanding as of December 31, 2020	—	—
Additional paid-in capital	193,890	180,415
Retained earnings	15,715	20,549
Total stockholders' equity attributable to Solaris and members' equity	209,915	201,254
Non-controlling interest	98,269	114,225
Total stockholders' equity	308,184	315,479
Total liabilities and stockholders' equity	$409,857	$411,896

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(1,925)	$(33,152)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,693	7,114
Impairment loss	—	47,828
Loss on disposal of asset	18	57
Stock-based compensation	1,199	1,329
Amortization of debt issuance costs	48	44
Allowance for credit losses	283	893
Deferred income tax expense	(302)	(5,775)
Other	5	23
Changes in assets and liabilities:
Accounts receivable	(3,460)	(10,241)
Prepaid expenses and other assets	235	543
Inventories	(622)	(887)
Accounts payable	5,055	3,184
Accrued liabilities	(4,461)	744
Net cash provided by operating activities	2,766	11,704
Cash flows from investing activities:
Investment in property, plant and equipment	(2,647)	(699)
Cash received from insurance proceeds	—	26
Proceeds from disposal of assets	40	—
Net cash used in investing activities	(2,607)	(673)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(4,797)	(4,755)
Share repurchases	—	(26,723)
Payments under finance leases	(7)	(9)
Proceeds from stock option exercises	12	55
Payments for shares withheld for taxes from RSU vesting and cancelled	(673)	—
Payments related to purchase of treasury stock	—	(454)
Net cash used in financing activities	(5,465)	(31,886)
Net (decrease) increase in cash and cash equivalents	(5,306)	(20,855)
Cash and cash equivalents at beginning of period	60,366	66,882
Cash and cash equivalents at end of period	$55,060	$46,027
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$143	$161
Capitalized stock based compensation	73	67
Property and equipment additions incurred but not paid at period-end	604	165
Property, plant and equipment additions transferred from inventory	392	229
Financing:
Insurance premium financing	—	—
Cash paid for:
Interest	33	33
Income taxes	—	—

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended
	March 31,		December 31,
	2021	2020	2020

Net income (loss)	$(1,925)	$(33,152)	$(2,841)
Depreciation and amortization	6,693	7,114	6,643
Interest (income) expense, net	49	(111)	198
Income taxes (1)	(213)	(6,078)	(776)
EBITDA	$4,604	$(32,227)	$3,224
Stock-based compensation expense (2)	1,199	1,329	1,003
Loss on disposal of assets	18	68	(23)
Impairment loss	—	47,828	—
Severance expense	—	331	5
Credit losses	283	711	30
Other write-offs (3)	—	—	12
Transaction costs (4)	14	—	603
Adjusted EBITDA	$6,118	$18,040	$4,854

1)	Federal and state income taxes.

2)	Represents stock-based compensation expense related to restricted stock awards.

3)	Write-off of certain prepaid and cancelled purchase orders in the three months ended December 31, 2020.

4)	Costs related to the evaluation of acquisitions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended
	March 31,		December 31,
	2021	2020	2020
Numerator:
Net income (loss) attributable to Solaris	$(1,169)	$(19,081)	$(1,436)
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	(756)	(14,071)	(1,405)
Loss on disposal of assets	18	68	(23)
Credit losses	283	711	30
Impairment loss	—	47,828	—
Severance expense	—	331	5
Other write-offs (2)	—	—	12
Transaction costs (3)	14	—	603
Income tax (benefit) expense	11	(8,101)	(136)
Adjusted pro forma net income (loss)	$(1,599)	$7,685	$(2,350)
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	29,957	29,312	28,944
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	14,729	16,614	15,683
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	44,686	45,926	44,627
Adjusted pro forma earnings per share - diluted	$(0.04)	$0.17	$(0.05)

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Write-off of certain prepaid and cancelled purchase orders in the three months ended December 31, 2020.
(3)	Costs related to the pursuit of acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com